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                          [GROUND ROUND LETTERHEAD]
                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


Contact:        Steve Kiel                      Market: Nasdaq
                Chief Financial Officer         Symbol: GRXR
Telephone:      617/380-3115                    Date:   September 13, 1996


                   GROUND ROUND RESTAURANTS, INC. AND BANKS
                       COMPLETE RESTRUCTURED FINANCING

        Braintree, Mass, September 13, 1996. Ground Round Restaurants, Inc. (NASDAQ: GRXR) announced today that the Company and its banks have restructured the Company's Credit Facility on the terms previously announced. The restructured facility expires on May 31, 1997, subject to automatic extension to December 31, 1997 if certain conditions are met prior to the initial expiration date.

        Ground Round Restaurants, Inc. operates 143 company and franchises 45 family-oriented, full-service, casual dining restaurants in the Northeast, Mid-Atlantic and Midwest regions of the United States.


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